EXHIBIT 99.1

279 Bayview Dirve, Barrie, Ontario L4M 4W5

NEWS RELEASE
FOR IMMEDIATE RELEASE

James P. Maddox, C.A. Vice President and Chief Financial Officer (705) 728-7111	October 11, 2002 IT-03-003

INTERTAN ANNOUNCES SHARE BUYBACK AND UPDATES FIRST QUARTER GUIDANCE

TORONTO, October 11, 2002—InterTAN, Inc. (NYSE: ITN; TSX: ITA), a leading consumer electronics retailer of both private label and internationally branded products, today announced a share repurchase of up to 1,065,000 shares or approximately 5% of its outstanding shares, subject to applicable regulations and market conditions. The Company’s decision to announce its seventh share repurchase program since November 1999, reflects the continuing strategy of its Board to deploy the Company’s available financial resources in support of long-term shareholder value and as well, reflects the Company’s most recent evaluation of its cash requirements.

The Company now believes that it will earn in the range of $0.08 to $0.10 per diluted share for the first quarter ended September 30, 2002.

The Company intends to release its fiscal 2003 first quarter results on the afternoon of October 23, 2002. In conjunction with this release, the management of InterTAN, Inc. will host a conference call to discuss first quarter earnings, and to provide forward guidance for its second fiscal quarter. The conference call will be held on October 23, 2002 at 5:00 p.m. Eastern. The conference call number is (416) 640-4127. A replay of the call will be available until October 30 and can be accessed at (416) 640-1917, password 215927#. This call will be simultaneously webcast on the internet at www.intertan.com and will remain on the website for a one week period.

InterTAN, Inc., headquartered in Toronto, operates through approximately 960 company retail stores and dealer outlets in Canada under the trade names RadioShack®, Rogers AT&T Wireless Communications Express®, and Battery Plus®.

Certain information disclosed in this press release, including, among others, statements regarding the first quarter earnings, constitutes forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, consumer demand and preferences, product availability, development of new technology, general economic conditions, and other risks indicated in filings with the Securities and Exchange Commission such as InterTAN’s previously filed periodic reports, including its Form 10-K for the 2002 fiscal year.